EXHIBIT 23(a)
Consent of Independent Registered Public Accounting Firm
     We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the MPB Corporation Employees’ Savings Plan for the registration of 200,000 shares of common stock of our reports (a) dated February 22, 2007, with respect to the consolidated financial statements and schedule of The Timken Company, The Timken Company management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of The Timken Company, included in its Annual Report (Form 10-K) for the year ended December 31, 2006 and (b) dated June 26, 2006, with respect to the financial statements and schedules of the MPB Corporation Employees’ Savings Plan included in the Plan’s Annual Report (Form 11-K) for the one day period ended December 31, 2005 and the year ended December 30, 2005, filed with the Securities and Exchange Commission.
/s/ ERNST & YOUNG LLP
Cleveland, Ohio
February 27, 2007

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